Exhibit 2.3

EXECUTION VERSION

31 January 2017
ESSELTE GROUP HOLDINGS (LUXEMBOURG) S.A. (as Vendor) ACCO EUROPE LIMITED (as Purchaser) and ACCO BRANDS CORPORATION (as Purchaser Guarantor)
AMENDMENT DEED related to a SHARE PURCHASE AGREEMENT DATED 21 OCTOBER 2016
99 Bishopsgate London EC2M 3XF United Kingdom Tel: +44.20.7710.1000

THIS AGREEMENT is made on 31 January 2017
BETWEEN

(1)
ESSELTE GROUP HOLDINGS (LUXEMBOURG) S.A., a company registered in the Grand-Duché de Luxembourg, registered under number B117244, whose registered office is at 2A rue Nicolas Bové, L-1253 Luxembourg (the “Vendor”);

(2)
ACCO EUROPE LIMITED, a company incorporated in England and Wales with registered number 02142066 and having its registered office at Oxford House, Oxford Road, Aylesbury, Buckinghamshire, HP21 8SZ, United Kingdom (the “Purchaser”); and

(3)
ACCO BRANDS CORPORATION, a company incorporated under the laws of Delaware, registered under number 001-08454, whose registered office is at Four Corporate Drive, Lake Zurich, Illinois 60047-8997, United States of America (the “Purchaser Guarantor”).

WHEREAS

(A)
The parties hereto entered into an agreement on 21 October 2016 relating to the sale and purchase of the entire issued share capital of Esselte Group Holdings AB, a company incorporated and registered in Sweden with company number 556628-0284 and having its registered office in Stockholm, Sweden (the “Agreement”).

(B)	The parties wish to amend the Agreement on the basis set out in this amendment deed (this “Deed”) in accordance with clause 20.3 of the Agreement.

(C)	This Deed is supplemental to, should be read in conjunction, and construed as one document, with the Agreement.
IT IS AGREED THAT

1.	DEFINITIONS AND INTERPRETATION
Terms used in this Deed shall, unless otherwise defined herein or the context otherwise requires, bear the meaning ascribed to them in the Agreement.

2.	AMENDMENTS

2.1	Each of the parties to this Deed hereby agrees that with effect from the date hereof the Agreement shall be amended in accordance with the changes set forth below:

(a)	Clause 6.1 of the Agreement shall be deleted and replaced as follows:
“Completion shall take place at the offices of Mannheimer Swartling Advokatbyrå AB, at Norrlandsgatan 21, 111 87 Stockholm (or at any other place as agreed in writing by the Vendor and the Purchaser):
(a) with effect from 11.59 p.m. (Stockholm time) on 31 January 2017;
(b) if Completion is deferred in accordance with Clause 6.5, with effect from 11.59 p.m. (Stockholm time) on the date to which it is deferred; or
(c) any other date and/or time agreed in writing by the Vendor and the Purchaser.”;

(b)	in Clause 1.1 of the Agreement, reference to “the Exchange Rate as at the Completion Date” in the definitions of each of “Escrow Amount” and “Specified Tax Escrow Amount”

shall be deleted and replaced with: “the Exchange Rate as at 27 January 2017, being 1.07055 US dollars to 1 euro”;

(c)
in Clause 1.1 of the Agreement, reference to “at least five (5) Business Days before Completion” in the definition of “Completion Disclosure Letter” shall be deleted and replaced with: “on Completion”;

(d)	Clause 5.6 of the Agreement shall be deleted and replaced as follows: “The Vendor shall, by no later than 25 January 2017, notify the Purchaser of the First Option Amount due to each Optionholder.”;

(e)
the following clause shall be inserted as a new Clause 7.12 of the Agreement: “The Purchaser intends to cause any Subsidiaries that are organised in France to be directly or indirectly transferred to the subsidiaries of the Purchaser Guarantor that are organised in France, and the Purchaser intends to effect this transfer immediately after Completion, all in accordance with, and for the purpose of applying, the provisions of section 223 B, c, of the French tax code (code général des impôts). The Purchaser acknowledges and agrees that the Vendor shall not be liable in respect of any claim arising out of, or in connection with, this Agreement if and to the extent that it is caused or increased by such transfer.”; and

(f)
in paragraph 1.1(a)(ii) of Schedule 3 (Completion Obligations) to the Agreement, the following words shall be deleted: “together with evidence that the process for cancellation (Sw. dödande av förkommen handling) of any lost share certificates has been initiated with the Swedish Companies Registration Office”.

3.	OTHER AGREEMENTS

3.1
Tax Elections. The parties agree that Purchaser may make, at its discretion, an election under section 338 of the U.S. Internal Revenue Code with respect to Esselte European Holdings (Luxembourg) S.à r.l. and any of its direct or indirect subsidiaries that are corporations for U.S. federal income tax purposes.

3.2
Fourth Indemnity Escrow Amount. The parties agree that the Fourth Indemnity Escrow Amount, as defined in the Agreement, is zero. The fact that the Fourth Indemnity Escrow Amount is zero shall not affect the Vendor’s obligations under the Agreement in connection with the Fourth Indemnity Matters, including under Clause 10 (Indemnities) and Clause 11 (Escrow) and subject to the remaining provisions of the Agreement.

3.3
Italian security release. Any failure to execute in notarial form the Italian law governed deed of release in accordance with clause 9.1(b) of the Global Deed of Release by and among Esselte AB, Citibank, N.A., London Branch and Citibank Europe plc, UK Branch, delivered by the Vendor in accordance with paragraph 1.1(a)(viii) of Schedule 3 to the Agreement shall not entitle the Purchaser to exercise any rights it may have (if any) as a result of such failure under Clauses 6.5(b) or 6.5(c) of the Agreement.

4.	COUNTERPARTS
This Deed may be executed in any number of counterparts. Each counterpart shall constitute an original of this Deed but all the counterparts together shall constitute but one and the same instrument.

5.	GENERAL

5.1	Save as varied by this Deed, the Agreement remains in full force and effect.

5.2
Clauses 1.2 to 1.4 (inclusive), 1.6, 15 (Confidentiality and Announcements), 17 (Further Assurance), 19 (Effect of Completion), 20 (Waiver and Variation), 21 (Invalidity), 22 (Assignment), 24 (Notices), 25 (Costs and Transfer Taxes), 26 (Rights of Third Parties) and 29 (Process Agent) of the Agreement shall apply mutatis mutandis to this Deed.

6.	GOVERNING LAW AND JURISDICTION

6.1
This Deed and any dispute or claim (including non-contractual disputes or claims) or rights or obligations arising out of or in connection with it or its subject matter shall be governed by and construed in accordance with the laws of England and Wales.

6.2
The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any Disputes, and waive any objection to proceedings before such courts on the grounds of venue or on the grounds that such proceedings have been brought in an inappropriate forum.

6.3
For the purposes of this Clause 6, “Dispute” means any dispute, controversy, claim or difference of whatever nature arising out of, relating to, or having any connection with this Deed or its subject matter, including a dispute regarding the existence, formation, validity, interpretation, performance or termination of this Deed or the consequences of its nullity and also including any dispute, controversy, claim or difference relating to any non-contractual rights or obligations arising out of, relating to, or having any connection with this Deed.

This Deed has been entered into on the date stated at the beginning of it.

ESSELTE GROUP HOLDINGS (LUXEMBOURG) S.A. SIGNED and delivered as a deed by Adam Suttin	) ) )	/s/ Adam Suttin
.............................................................
Director

In the presence of:

Witness’s Signature /s/ Arthur Chan
Name: Arthur Chan
Address: Apartment 42,
Discovery Park West
London E14 9RT

ACCO EUROPE LIMITED SIGNED and delivered as a deed by Pamela Schneider	) ) )	/s/ Pamela R. Schneider
	)	.............................................................
Director

In the presence of:

Witness’s Signature /s/ Emily Cridland
Name: Emily Cridland
Address: 99 Bishopsgate
London
EC2M 3XF

ACCO BRANDS CORPORATION SIGNED and delivered as a deed by Mark Anderson	) ) )	/s/ Mark Anderson
.............................................................
Authorised Signatory

In the presence of:

Witness’s Signature /s/ Emily Cridland
Name: Emily Cridland
Address: 99 Bishopsgate
London
EC2M 3XF